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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                                                               Jurisdiction of
Subsidiary                                                      Incorporation
----------                                                     ---------------
Holly Sugar Corporation....................................      New York
Diamond Crystal Brands, Inc................................      Delaware
Michigan Sugar Company.....................................      Michigan
Imperial Savannah LP.......................................      Delaware
Diamond Crystal Specialty Foods, Inc. .....................      Michigan
Imperial Securitization Corporation........................      Delaware